Exhibit (a)(1)(E)
FORM OF ADDENDUM
Personnel Grant Status Superior Industries International, Inc.
As of 8/1/2007          Addendum
Name: John A. Smith
ID: 12345
The following is a list of your outstanding Superior options that are eligible for the Offer to Amend the Exercise Price of Certain Options that is being delivered to you together with this Addendum:

(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)
						Black-	Black-
			Number of		New	Scholes	Scholes
			Eligible		Exercise	Value of	Value of			(DxJ)=Total
			Shares	Original	Price per	Option at	Option at	(G-	110% of	Cash
			Underlying	Exercise	Share (if	Original	New	H)=Black-	Black-	Payment (if
Option ID			Option	Price per	Offer is	Exercise	Exercise	Scholes	Scholes	Offer is
Number	Option Date	Plan	Grant	Share	Accepted)	Price*	Price*	Difference	Difference	Accepted)*

XXXX	XX/XX/XXXX	XXXX	X,XXX	$XX.XXXX	$XX.XX	$XX.XX	$XX.XX	$XX.XX	$X.XX	$XXXX.XX

XXXX	XX/XX/XXXX	XXXX	X,XXX	$XX.XXXX	$XX.XX	$XX.XX	$XX.XX	$XX.XX	$X.XX	$XXXX.XX

XXXX	XX/XX/XXXX	XXXX	X,XXX	$XX.XXXX	$XX.XX	$XX.XX	$XX.XX	$XX.XX	$X.XX	$XXXX.XX

								Total Cash Payment		$XXXX.XX

(if Offer is Accepted)
     This Addendum represents your eligible options as of August 1, 2007. Options cease to be eligible for the offer if they are not outstanding as of the expiration of this offer (5:00 p.m. Pacific Time, on Wednesday, August 29, 2007, unless the offer is extended). If you have any questions or concerns about this matter, please email options@supind.com or contact Robert A. Earnest at 818-781-4973.

*	See Section 2 of the Offer to Amend for a description of this calculation.

1